Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-200654, 333-59390, 333-44218 and 333-00667) and S-8 (No. 333-212731, 333-197701, 333-182028, 333-166845, 333-166450, 333-144383, 333-127519, 333-116971, 333-67444, 333-10503 and 033-62577) of Quidel Corporation of our report dated December 18, 2017, relating to the special purpose combined financial statements of the Triage MeterPro System and Triage BNP Test for Beckman Coulter Immunoassay System Product Lines of Alere, Inc., which appears in this Current Report on Form 8-K/A of Quidel Corporation.

/s/ PricewaterhouseCoopers LLP

San Diego, California
December 18, 2017